UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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National Presto Industries, Inc.

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NATIONAL PRESTO INDUSTRIES, INC.

3925 North Hastings Way

Eau Claire, Wisconsin 54703

Additional Information Regarding the 2020 Annual Meeting of Stockholders

National Presto Industries, Inc. (the “Company”) issued the following press release on April 29, 2020, which relates to its proxy statement dated April 14, 2020 (the “Proxy Statement”) that was previously furnished to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission on April 29, 2020 as additional soliciting material and should be read in conjunction with the Proxy Statement.

NATIONAL PRESTO INDUSTRIES, INC. ANNOUNCES

POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

FROM MAY 19, 2020 to MAY 28, 2020

Eau Claire, Wisconsin (April 29, 2020) -- National Presto Industries, Inc. (NYSE: NPK) announced today that its 2020 Annual Meeting of Stockholders (“Annual Meeting”) originally scheduled to be held on Tuesday, May 19, 2020, at 2:00 p.m. (CDT), has been postponed to Thursday, May 28, 2020, at 2 p.m. (CDT). The location of the Annual Meeting remains the same. The Company is rescheduling the Annual Meeting due the coronavirus (COVID-19) related restrictions imposed by Wisconsin’s Safer at Home Order, which is scheduled to expire on May 26, 2020.

Only stockholders of record as of the close of business on March 19, 2020 will be entitled to vote at the Annual Meeting. There is no change to the proposals to be presented to the Company’s stockholders for consideration at the Annual Meeting.

All eligible stockholders, whether or not they plan to attend the 2020 Annual Meeting, are encouraged to vote in advance of the meeting by one of the methods described in the previously distributed proxy materials for the Annual Meeting. If a stockholder has already voted, there is no need to vote again.  The proxy card or voting instruction form included with the previously distributed proxy materials will not be reissued to reflect the change in the meeting date and may continue to be used to vote in connection with the meeting. For additional information, please refer to the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 28, 2020. The proxy statement and our annual report on Form 10-K are available on the National Presto website at www.gopresto.com/proxy/.

National Presto Industries, Inc. operates in three business segments. The Housewares/Small Appliance segment designs and sells small household appliances and pressure cookers under the PRESTO® brand name. The segment is recognized as an innovator of new products. The Defense segment manufactures a variety of products, including medium caliber training and tactical ammunition, energetic ordnance items, fuzes, and cartridge cases. The Safety Segment currently consists of two startup companies. The first is Rusoh, Inc., which designs and markets the Rusoh® Eliminator® fire extinguisher, the first self-service fire extinguisher. The second is OneEvent Technologies, Inc. It offers systems that provide early warning of conditions that could ultimately lead to significant losses.

Company Contact

Douglas J. Frederick, J.D., Ph.D.

Chief Operating Officer, Vice President,

Secretary & General Counsel
Telephone: 715-839-2085
Email: dfrederick@gopresto.com